As filed with the United States Securities and Exchange Commission on December 30, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ingersoll Rand Inc.
(Exact name of Company as specified in its charter)

Delaware	46-2393770
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

800-A Beaty Street Davidson, North Carolina 28036
(Address of principal executive offices) (Zip code)

Ingersoll Rand Retirement Savings Plan
(Full title of plan)

Andrew Schiesl, Esq.
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
800-A Beaty Street
Davidson, NC 28036
Telephone: (704) 655-4000
 (Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share (1)	750,000 shares	$45.62	$34,215,000	$3,732.86
(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of Common Stock that become issuable under the Ingersoll Rand Retirement Savings Plan (the “Plan”) by reason of any stock split, stock dividend, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2)Determined in accordance with Rules 457(c) and 457(h) under the Securities Act, the registration fee calculation is based on the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on December 24, 2020, which is a date within five business days of filing.

PART I     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement on Form S-8 (this “Registration Statement”) (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).  The documents constituting Part I of this Registration Statement will be sent or given to participants in the Ingersoll Rand Retirement Savings Plan (the “Plan”) as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).
PART II    INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference
The following documents previously filed by Ingersoll Rand Inc. (the “Company”) or the Plan with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this Registration Statement by reference and are deemed to be a part hereof:
(a)The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019;
(b)The Company’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2020, June 30, 2020 and September 30, 2020;
(c)The Company’s Current Reports on Form 8-K or 8-K/A filed on January 31, 2020, February 13, 2020, February 25, 2020, March 4, 2020 (to the extent filed rather than furnished), March 31, 2020, May 1, 2020, June 5, 2020, June 5, 2020, June 15, 2020 (to the extent filed rather than furnished), June 16, 2020, June 19, 2020, June 22, 2020, and July 1, 2020; and
(d)The description of the Company’s Common Stock, $0.01 par value per share, contained in the Company’s Annual Report on Form 10-K (Registration No. 001-38095), filed with the Commission on February 26, 2020 pursuant to Section 12(b) of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.
In addition, all other documents subsequently filed by the Company or the Plan after the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
The Company hereby undertakes to provide without charge to each person who has received a copy of the prospectus to which this Registration Statement relates, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this Registration Statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference).
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
None.

Item 6.    Indemnification of Directors and Officers
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s amended and restated certificate of incorporation provides for this limitation of liability. The Company has entered into indemnification agreements with the Company’s directors and will enter into indemnification agreements with the Company’s future directors that provide for the Company to indemnify them to the fullest extent permitted by Delaware law.
Section 145 of the DGCL, or Section 145, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
The Company’s amended and restated bylaws provide that the Company must indemnify, and advance expenses to, the Company’s directors and officers to the full extent authorized by the DGCL.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Company’s amended and restated certificate of incorporation, the Company’s amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Company shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the board of directors pursuant to the applicable procedure outlined in the amended and restated bylaws.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
The Company maintains standard policies of insurance that provide coverage (1) to the Company’s directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that we may make to such directors and officers.

Item 7.    Exemption from Registration Claimed
Not applicable.
Item 8.    Exhibits
Please see the Exhibit Index included herewith immediately prior to the signature pages hereto, which is incorporated herein by reference.
No original issue shares of Common Stock will be made available by the Company for acquisition by participants in the Plan. In accordance with Item 8(a) of Form S-8, therefore, no opinion as to the legality of the shares is included in this filing.
The undersigned Company hereby undertakes that it will submit the Plan, and any amendments thereto, to the Internal Revenue Service in a timely manner at the time or times permitted by the Internal Revenue Service, and will make all changes required by the Internal Revenue Service in order to continue to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.
Item 9.    Undertakings
(a)The undersigned Company hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act to any purchaser, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation of Ingersoll Rand Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 17, 2017)
4.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Ingersoll Rand Inc. (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed on March 2, 2020)
4.3	Amended and Restated Bylaws of Ingersoll Rand Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 17, 2017)
23	Consent of Deloitte & Touche LLP.
24	Powers of Attorney (included on the signature page to this Registration Statement).

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davidson, North Carolina, on December 30, 2020.

INGERSOLL RAND INC.

By:	/s/ Andrew Schiesl
Andrew Schiesl
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Vicente Reynal and Andrew Schiesl and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the Registration Statement and any and all successor registration statements of Ingersoll Rand Inc., including any filings pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to enable Ingersoll Rand Inc. to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following person in the capacities indicated on December 30, 2020:

SIGNATURE	CAPACITY

/s/ Vicente Reynal	Chief Executive Officer, Director
Vicente Reynal	(Principal Executive Officer)

/s/ Vikram U. Kini	Chief Financial Officer
Vikram U. Kini	(Principal Financial Officer)

/s/ Michael J. Scheske	Vice President and Corporate Controller
Michael J. Scheske	(Principal Accounting Officer)

/s/ Peter M. Stavros	Director
Peter M. Stavros

/s/ Kirk E. Arnold	Director
Kirk E. Arnold

/s/ Elizabeth Centoni	Director
Elizabeth Centoni

/s/ William P. Donnelly	Director
William P. Donnelly

/s/ Gary D. Forsee	Director
Gary D. Forsee

/s/ John Humphrey	Director
John Humphrey

/s/ Marc E. Jones	Director
Marc E. Jones

/s/ Joshua Weisenbeck	Director
Joshua Weisenbeck

/s/ Tony L. White	Director
Tony L. White

Pursuant to the requirements of the Securities Act of 1933, as amended, the plan administrator of the Ingersoll Rand Retirement Savings Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davidson, North Carolina, on December 30, 2020.

INGERSOLL RAND RETIREMENT SAVINGS PLAN

By:	/s/ Craig Mundy
Craig Mundy

By:	/s/ Andrew Schiesl
Andrew Schiesl

By:	/s/ Vikram U. Kini
Vikram U. Kini

By:	/s/ Michael J. Scheske
Michael J. Scheske

By:	/s/ Benjamin Lei
Benjamin Lei

By:	/s/ Emily Tait
Emily Tait

The foregoing persons are all members of the Ingersoll Rand Benefits Committee, which is the administrator of the Ingersoll Rand Retirement Savings Plan.